Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tyler Technologies, Inc. Stock Option Plan of our reports dated February 25, 2010, with respect to the consolidated financial statements of Tyler Technologies, Inc. and the effectiveness of internal control over financial reporting of Tyler Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Dallas, Texas
July 29, 2010